259 Cedar Hill Street, Marlboro, MA 01 752 USA
TL: 508.35 7.2221 FX: 508.35 7.22 79 www.evergreensolar.com

PRESS RELEASE

Contacts:
Richard G. Chleboski	Investors/Media:
Chief Financial Officer	Tim Green
Evergreen Solar, Inc.	Sharon Merrill Associates, Inc.
508-357-2221 x708	617-542-5300
investors@evergreensolar.com	tgreen@investorrelations.com

Evergreen Solar Announces Third-Quarter 2004 Results

Company Achieves Record Product Revenue of $5.6 Million
As String Ribbon Capacity Expansion Proceeds Ahead of Schedule

Marlboro, Massachusetts, November 3, 2004 – Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with proprietary, low-cost manufacturing technology, today announced financial results for the third quarter ending September 30, 2004.

“In the third quarter, Evergreen made substantial progress on a number of important fronts as we executed on our strategy to become the lowest-cost provider of solar power products,” said Richard M. Feldt, President and Chief Executive Officer. “Financially, we posted record product revenues and achieved a dramatic improvement in product gross margin. Operationally, we further reduced our variable manufacturing costs as we accelerated the transition at our Marlboro facility to the latest generation of our String Ribbon™ technology – our Gemini II platform. Today, all single ribbon and Gemini I furnaces have been converted to Gemini II – about six weeks ahead of schedule. In addition, we are on track to achieve our year-end goal of increasing our plant’s annual capacity to 15 megawatts.”

“With the technology components now in place for a commercially scaleable business, we began to focus our attention on planning for our next commercial expansion,” Feldt said. “During the quarter, we had active discussions with potential partners, who are excited about the prospects for our unique String Ribbon technology. We also took important steps should we decide to pursue a go-it-alone approach, including

Evergreen Solar Reports Third-Quarter 2004 Results
November 3, 2004

investigating potential locations and initiating discussions with several government agencies.”

“The solar industry continues to experience the rapid expansion that began more than a decade ago,” Feldt said. “Because of increasing concerns about the supply of energy and the environment, alternative and renewable sources of energy are becoming increasingly more attractive. Today, demand already far exceeds supply in our industry, and Evergreen Solar continues to benefit. Our output is completely sold out for the remainder of this year, and we are on track to be sold out for next year as well.”

“In the coming quarters, we will begin optimizing our installed Gemini II technology to maximize our yields and manufacturing efficiencies. We expect to complete the expansion of our current facility capacity by year-end and begin activities around our next manufacturing expansion.”

Third-Quarter Financial Results

For the three months ended September 30, 2004, product revenues were a record $5.6 million, more than double the $2.6 million reported for the same period in 2003. The expansion of manufacturing capacity enabled the sharp increase. Consistent with the Company’s strategy to focus on capacity expansion, research revenues for the third quarter were $369,000 compared with $463,000 in the third quarter of 2003.

Product gross margin for the third quarter was a record -29% as compared to -54% for the third quarter of 2003. On a pro forma basis, excluding charges of $419,000 for the disposal of certain equipment and materials associated with older generation manufacturing technology product, gross margin was -22%, a marked improvement from the pro forma -46% for the second quarter of 2004. The Company’s gross margin improvement was primarily due to higher sales and lower variable manufacturing costs derived from operational and manufacturing efficiencies.

Operating loss for the third quarter of 2004 was $4.7 million, compared with $3.3 million for the third quarter of 2003. Net loss attributable to common stockholders for the third quarter of 2004 was $4.6 million, or $0.10 per share, compared with $4.0 million, or $0.35 per share, for the third quarter of 2003, and on a pro forma basis, operating loss was $4.3 million and net loss attributable to common stockholders was $4.2 million, or $0.09 per share. For the third quarter of 2004, weighted average shares outstanding were 47.5 million, reflecting the Company’s second-quarter private equity financing and the conversion of the outstanding shares of Series A Convertible Preferred to common stock. Third-quarter 2003 earnings per share was based on 11.5 million weighted average shares outstanding.

Evergreen Solar Reports Third-Quarter 2004 Results
November 3, 2004

As of September 30, 2004, cash, cash equivalents, and short-term investments totaled $16.6 million, compared to $20.3 million at December 31, 2003.

Use of Non-GAAP Financial Measures

Evergreen Solar, Inc. reports gross margin, operating loss, net loss attributable to common stockholders, and net loss per share in accordance with GAAP and also on a non-GAAP basis, referred to as pro forma. Pro forma results for the second quarter and third quarter of 2004 exclude charges of $2.5 million and $419,000, respectively, for the disposal of certain equipment and materials related to older generation processes that have been abandoned in the current capacity scale-up. These non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, the results prepared in accordance with GAAP. A reconciliation of GAAP net loss and gross margin to pro forma results is included in the financial statements portion of this release.

Evergreen’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing financial performance and because Evergreen uses pro forma reporting internally to evaluate and manage the operations. Evergreen has chosen to provide this information to investors so they can have access to the same configurations and comparisons utilized by Company management to analyze its operating results.

Conference Call Information

Management will conduct a conference call at 11:00 a.m. (ET) this morning to review the Company’s third-quarter results as well as its operational highlights and growth prospects. Individuals interested in listening to the live webcast should log on to the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event.

The call also can be accessed by dialing (913) 981-5550 or (800) 829-9048 prior to the start of the call. For interested individuals unable to join the live conference call, a replay will be available from 2:00 p.m. (ET) on November 3 through midnight (ET) on November 9 at (719) 457-0820 or (888) 203-1112 (Passcode: 919935), or by visiting the Company’s website.

About Evergreen Solar, Inc.

Evergreen Solar, Inc. (Nasdaq: ESLR) develops, manufactures, and markets solar power products utilizing the Company’s proprietary low-cost manufacturing technologies. The

Evergreen Solar Reports Third-Quarter 2004 Results
November 3, 2004

products provide reliable and environmentally clean electric power in global markets. Solar power applications include complete power systems for electric utility customers choosing to generate their own environmentally benign power, as well as wireless power for remote homes, water pumping, lighting, and rural electrification. For more information visit www.evergreensolar.com.

Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.

A Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. The Company cautions you that any statements contained in this press release which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, statements reflecting management’s expectations regarding the timing, cost, and success of the Company’s current and future manufacturing scale-up and production; future financial performance; the Company’s technology and product development, cost, and performance; the Company’s current and future strategic relationships and future market opportunities; and the Company’s other business and technology strategies and objectives. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the partner’s business, competitive factors, solar power market conditions, or financial market conditions; and the market for products such as the Company’s solar power products is heavily influenced by federal, state, local, and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission – including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Quarterly Report on Form 10-Q for the quarter

Evergreen Solar Reports Third-Quarter 2004 Results
November 3, 2004

ended June 30, 2004, filed on August 13, 2004 (copies of which may be obtained at the SEC’s website at: www.sec.gov) – could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Evergreen Solar Reports Third-Quarter 2004 Results
November 3, 2004

Evergreen Solar, Inc. (Nasdaq: ESLR)

Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2004	2003	2004
Revenues:
Product revenues	$2,642	$5,604	$6,368	$12,975
Research revenues	463	369	1,352	861

Total revenues	3,105	5,973	7,720	13,836
Operating expenses:
Cost of product revenues	4,061	7,230	10,969	20,945
Research and development expenses	1,087	1,335	2,872	3,233
Selling, general and administrative expenses	1,301	2,126	3,821	5,460

Total operating expenses	6,449	10,691	17,662	29,638

Operating loss	(3,344)	(4,718)	(9,942)	(15,802)
Other income	83	111	157	230

Net loss	(3,261)	(4,607)	(9,785)	(15,572)
Dividends and accretion on Series A convertible preferred stock	(747)	—	(12,802)	(2,904)

Net loss attributable to common stockholders	$(4,008)	$(4,607)	$(22,587)	$(18,476)

Net loss per share attributable to common stockholders (basic	$(0.35)	$(0.10)	$(1.97)	$(0.66)
and diluted)
Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	11,497	47,523	11,440	28,187

Evergreen Solar Reports Third-Quarter 2004 Results
November 3, 2004

Evergreen Solar, Inc. (Nasdaq: ESLR)

Condensed Balance Sheets

(in thousands)

(unaudited)

	December 31,	September 30,
	2003	2004
Cash, cash equivalents and short-term investments	$20,340	$16,616
Other current assets	3,699	8,655

Total current assets	24,039	25,271
Restricted cash	414	414
Fixed assets, net	21,523	24,640

Total assets	$45,976	$50,325

Total current liabilities	$2,000	$5,117
Series A convertible preferred stock	27,032	—
Total stockholders’ equity	16,944	45,208

Total liabilities and stockholders’ equity	$45,976	$50,325

Evergreen Solar Reports Third-Quarter 2004 Results
November 3, 2004

Evergreen Solar, Inc. (Nasdaq: ESLR)

Pro Forma Condensed Statement of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2004			September 30, 2004
	As	Disposals and		As	Disposals and
	Reported	Other charges	Pro Forma	Reported	Other charges	Pro Forma
Revenues:
Product revenues	$5,604	$—	$5,604	$12,975	$—	$12,975
Research revenues	369	—	369	861	—	861

Total revenues	5,973	—	5,973	13,836	—	13,836
Operating expenses:
Cost of product revenues	7,230	(419)	6,811	20,945	(2,966)	17,979
Research and development expenses	1,335	—	1,335	3,233	—	3,233
Selling, general and administrative expenses	2,126	—	2,126	5,460	—	5,460

Total operating expenses	10,691	(419)	10,272	29,638	(2,966)	26,672

Operating loss	(4,718)	419	(4,299)	(15,802)	2,966	(12,836)
Other income	111	—	111	230	—	230

Net loss	(4,607)	419	(4,188)	(15,572)	2,966	(12,606)
Dividends and accretion on Series A convertible preferred stock	—	—	—	(2,904)	—	(2,904)

Net loss attributable to common stockholders	$(4,607)	$419	$(4,188)	$(18,476)	$2,966	$(15,510)

Net loss per share attributable to common stockholders (basic	$(0.10)	$0.01	$(0.09)	$(0.66)	$0.11	$(0.55)
and diluted)
Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	47,523	47,523	47,523	28,187	28,187	28,187
Supplemental financial information:
Product gross margin	$(1,626)	$419	$(1,207)	$(7,970)	$2,966	$(5,004)
Product gross margin as a percentage of product revenue	-29%	7%	-22%	-61%	23%	-39%